UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUES	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In reliance upon the Order of the Securities and Exchange Commission issued March 25, 2020, granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “Order”), the Company will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), originally due on May 11, 2020. The Company anticipates filing the Quarterly Report on or before June 25, 2020, which is 45 days after the original due date.

Although the Company is gradually reopening stores where allowed, the Company needs additional time to prepare and review the Quarterly Report due to circumstances related to COVID-19, including the temporary shutdown of all of the Company’s stores and related disruptions to the Company’s business and operations, and the uncertainty as to the extent and duration of the disruption caused by COVID-19. In response to COVID-19, the Company has furloughed the majority of its employees, made targeted reductions in discretionary operating expenses, and eliminated substantially all capital expenditures.

As of March 31, 2020, the Company had approximately $91 million outstanding under its line of credit. The Company is also actively exploring financing options. Without appropriate financing it remains unclear whether the Company has or can obtain sufficient liquidity to withstand the COVID-19 disruptions.

See “Additional Risk Factor Disclosure” below.

Additional Risk Factor Disclosure

Our business has been disrupted and materially adversely affected by the recent outbreak of COVID-19.

Accordingly, we are supplementing the risk factors previously disclosed in Part 1, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as filed with the SEC on August 22, 2019 as follows:

Outbreaks of communicable disease, or other public health emergencies, such as the current COVID-19 pandemic, could substantially harm our business.

The COVID-19 pandemic has had, and will continue to have, an adverse effect on our business operations, store traffic, employee availability, financial conditions, results of operations, liquidity and cash flow.

On March 25, 2020, we temporarily closed all of our stores nationwide, a majority of which remain closed as of the date of this report, severely reducing revenues and resulting in significant operating losses and the elimination of substantially all operating cash flow. The scope and duration of this pandemic and the related disruption to our business and financial impacts cannot be reasonably estimated at this time.

At this time, we anticipate that the outbreak of COVID-19 and resulting store closures will continue to cause severe reductions in revenue and cash flows for at least the next several weeks. There can be no assurance that we will not be required by accepted safety practices or by landlords or governmental authorities at the local, state or federal level to extend the period during which some or all of our stores are closed, or as to how long any such closure would continue. We have suspended making substantially all lease payments, which entitles our landlords to terminate leases and take other actions. There can be no assurance that we will have sufficient cash flows from operations or other sources of liquidity to continue making required or scheduled payments when due, or that our efforts to reduce, offset or defer such obligations, such as entering into deferral agreements with landlords or other creditors, will be successful.

Further, our customers may also be negatively affected by the consequences of COVID-19, which could negatively impact demand for our products as customers delay, reduce or eliminate discretionary purchases at our stores that have reopened or may reopen. Any significant reduction in customer visits to, and spending at, our stores caused directly or indirectly by COVID-19 would result in a further loss of revenue and cash flows and negatively impact profitability and could result in other material adverse effects.

The extent to which the ongoing COVID-19 pandemic will impact our business, results of operations, financial condition and liquidity is highly uncertain and difficult to predict considering the rapidly evolving environment and will depend on future developments, including the potential further geographic spread and duration of the ongoing pandemic, the severity, containment, and management of the virus and the actions that may be taken by various governmental authorities and other third parties in response to the pandemic.

While we continue to explore all options for preserving and increasing sources of liquidity, expense reduction initiatives, and negotiations with landlords and suppliers to extend or otherwise revise payment terms, we do not expect that these efforts will fully offset the adverse impact on us of the disruption to our business.

While we satisfied our financial covenants under our Revolving Credit Agreement as of March 31, 2020, we expect that it will be difficult for us to do so in subsequent periods. Our ability to do so likely will depend on our ability to obtain additional funding and relief from our covenant structure. We may be required to implement additional cost-reduction measures going forward, which could further adversely affect our ability to manage and operate our business.

We are actively exploring additional financing, however we currently have no arrangements for additional capital and no assurances can be given that we will be able to raise sufficient capital when needed, on acceptable terms, or at all. The effects of the COVID-19 pandemic on macroeconomic conditions and the capital markets make it more challenging to raise capital. If we are unable to raise sufficient additional capital in the very near term, we may default on our payment obligations or not satisfy our financial covenants under our Revolving Credit Agreement. Without additional financing, it remains unclear whether the Company has or can obtain sufficient liquidity to withstand the COVID-19 disruptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    TUESDAY MORNING CORPORATION

Date: April 30, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg Executive Vice President Human Resources, General Counsel and Corporate Secretary

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